EXHIBIT 99.1(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of IDT Corporation (the “Company”), on Form 10-Q for the quarter ending April 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen R. Brown, Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  June 16, 2003

/s/ STEPHEN R. BROWN
Stephen R. Brown